UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2005

XTO ENERGY INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-10662	75-2347769
(Commission File Number)	(IRS Employer Identification No.)

810 Houston, Fort Worth Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 870-2800

(Registrant’s Telephone Number, Including Area Code)

NONE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 15, 2005, upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors of XTO Energy Inc. approved the grant of unrestricted shares under Section 11 of the Company’s 2004 Stock Incentive Plan to the non-employee directors and advisory directors as part of their compensation for services as a director. William H. Adams III, Phillip R. Kevil, Scott G. Sherman and Herbert D. Simons, non-employee directors, each received a grant of 2,500 shares of common stock of the Company. Lane B. Collins, a non-employee advisory director, received a grant of 1,250 shares. The shares vested immediately. The form of grant agreement, which was approved by the Corporate Governance and Nominating Committee, is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of Stock Grant Agreement for Non-Employee Directors under Section 11 of the XTO Energy Inc. 2004 Stock Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: February 22, 2005	By:	/S/ BENNIE G. KNIFFEN
Bennie G. Kniffen
Senior Vice President and Controller

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EXHIBIT INDEX

Exhibit Number and Description

10.1	Form of Stock Grant Agreement for Non-Employee Directors under Section 11 of the XTO Energy Inc. 2004 Stock Incentive Plan

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